EXHIBIT 1

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, Dr. Panos G. Michalopoulos and Transatlantic Emporium & Technology Exchange L.L.C. each agree to the joint filing on behalf of each of them of a Schedule 13D (including amendments thereto) with respect to the Common Stock of Image Sensing Systems, Inc., a Minnesota corporation, and further agree that this Joint Filing Agreement be included as an exhibit to such joint filing.

Date:   August 31, 2006
                                           /s/ Panos Michalopoulos
                                           -------------------------------------
                                           Panos Michalopoulos


                                           TRANSATLANTIC EMPORIUM & TECHNOLOGIES
                                           EXCHANGE L.L.C.


                                           /s/ Panos Michalopoulos
                                           -------------------------------------
                                           Panos Michalopoulos
                                           Owner